UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2024

ROCKET LAB USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	98-1550340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 714 465-5737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 6, 2024, Rocket Lab USA, Inc. (the “Company”) appointed Frank Klein as Chief Operations Officer, effective on September 16, 2024.

Mr. Klein, age 52, joins the Company with more than 30 years of international manufacturing experience and leadership in the automotive industry. From 2019 to 2020, Mr. Klein served as Vice President Engineering and Manufacturing of Magna Steyr AG, the automotive industry’s largest independent contract manufacturer with an annual turnover of more than US$6 billion, where he led operations across three continents and 13,000 employees globally. From 2020 to 2022, Mr. Klein served as President of Magna Steyr AG. Most recently, from 2022 to 2024, Mr. Klein served as COO at Rivian Automotive, where he helped to transform Rivian from a low volume automotive start-up to a high volume premium electric vehicle manufacturer while being directly responsible for 9,000+ employees. Mr. Klein will lead the Company’s efforts to scale manufacturing of spacecraft, launch vehicles, and spacecraft components to meet growing customer demand of more than a billion dollars of backlog orders.

In connection with his service as Chief Operations Officer, Mr. Klein entered into an Employment Agreement with the Company and will (i) receive an annual base salary of $400,000, (ii) be eligible for a discretionary annual bonus of up to 70% of his base salary, (iii) be granted 1,300,000 restricted stock units that vest over four years, and (iv) be eligible for a $100,000 sign-on bonus.

Mr. Klein will be eligible for payments and benefits as a Tier 2 Executive in connection with a qualifying termination of employment pursuant to the terms of the Company’s Executive Severance Plan as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2021. In connection with his employment, Mr. Klein will also enter into the Company’s standard indemnification agreement.

The foregoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Klein had or will have a direct or indirect material interest. There are no arrangements or understandings between Mr. Klein and the Company or any other persons pursuant to which Mr. Klein was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure.

On September 10, 2024, the Company issued a press release regarding Mr. Klein’s appointment, which is included as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated September 6, 2024, between Rocket Lab USA, Inc. and Frank Klein

99.1	Press Release of Rocket Lab USA, Inc., dated September 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKET LAB USA, INC.

Date:	September 10, 2024	By:	/s/ Arjun Kampani
Arjun Kampani Senior Vice President, General Counsel, and Corporate Secretary